Exhibit 10.40
Officer Option Award

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE VEREIT, INC. EQUITY PLAN

Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:	$
[FMV on Grant Date]
Grant Date:
Expiration Date:
Pursuant to the VEREIT, Inc. Equity Plan, as amended through the date hereof (the “Plan”), VEREIT, Inc. (the “Company”) hereby grants to the Optionee named above an option (this “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.01 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan (the “Option Shares”). This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Board or the Committee (as set forth in Section 3 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the date indicated so long as Optionee remains an employee of the Company or a Subsidiary on such dates:

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________ (100%)	_____________
Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Officer Option Award

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Board or Committee, as applicable; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Board or Committee, as applicable; (iii) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Board or Committee, as applciable with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Board or Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

3. Acceleration of Exercisability.

(a) In the event of a termination of the Optionee’s employment as a result of the Optionee’s death or Disability (as defined in the Optionee’s Employment Agreement as in effect on the Grant Date, the “Employment Agreement”), a pro rata portion of the Optionee’s Stock Option shall automatically become exercisable, determined by multiplying the number of Option Shares by a fraction, the numerator of which is the number of whole months elapsed from the Grant Date until the date of such termination, and the denominator of which is the number of full months from the Grant Date through the Exercisability Date, and the remainder of such Stock Option shall be forfeited.

Officer Option Award

(b) In the event of a termination of the Optionee’s employment by the Company without Cause or by the Optionee for Good Reason (each as defined in the Employment Agreement), this Stock Option shall automatically become exercisable in full as of the date of the Optionee’s termination of employment, provided, however, that the Optionee has timely executed, and not revoked, a fully effective release of claims in accordance with the terms of the Employment Agreement.

(c) Except as provided in Section 3(a) or 3(b) of this Stock Option, there shall be no proportionate or partial acceleration in the periods prior to the Exercisability Date and all vesting shall occur only on the Exercisability Date.

4. Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b) Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s Disability, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination of employment, may thereafter be exercised by the Optionee for a period of 12 months from the date of Disability or until the Expiration Date, if earlier.

(c) Termination for Cause. If the Optionee’s employment terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an Employment Agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(d) Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s Disability or Cause, and unless otherwise determined by the Board or Committee, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier.

The Board or Committee’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.
5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including, without limitation, the amendment provisions thereof, the powers of the Board and the Committee set forth in Section 3 of the Plan, and such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement

Officer Option Award

conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Optionee. Notwithstanding the foregoing, (i) Section 8 (entitled “Excise Tax”) of the Plan shall not be applicable to the Participant with respect to the matters contemplated therein, and the section entitled “Code Section 280G” of the Employment Agreement shall instead apply for purposes of this Agreement, and (ii) Section 7 (entitled “Change in Control”) of the Plan shall not be applicable to the Participant with respect to the matters contemplated therein, and Section 3 of this Agreement shall instead apply for purposes of this Agreement.

6. Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

7. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

8. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Board or Committee, as applicable, for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due.

9. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Stock Option to continue the Optionee in employment and neither the Plan nor this Stock Option shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

10. Integration. This Stock Option constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Officer Option Award

12. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and directed to the Chief Financial Officer and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Optionee agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via an electronic mail system or by reference to a location on the Company’s intranet to which the Optionee has access. The Optionee consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

[signature page(s) follows]

Officer Option Award

VEREIT, Inc.
By:
Title:
Dated:
Optionee’s Signature

Optionee’s name and address: